UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2012

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (314) 342-3400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Current Report on Form 8-K/A is being filed to correct an error in Peabody Energy Corporation's (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on February 21, 2012 (the “Original Filing”). Due to an administrative error, the Original Filing contained the text of a Current Report on Form 8-K that was timely filed with the Commission on February 1, 2012. The information contained in Item 1.04 of the Original Filing is replaced and superseded in its entirety by the information contained in this Current Report on Form 8-K/A.

Item 1.04  Mine Safety - Reporting of Shutdowns and Patterns of Violations.

On February 16, 2012, Peabody Caballo Mining, LLC (“PMC”), a subsidiary of Peabody Energy Corporation, was issued an imminent danger order under section 107(a) of the Federal Mine Safety and Health Act of 1977.  The mine involved was the Caballo Mine located near Gillette, Wyoming.  The order was issued due to a missing inspection and cover plate on an electrical breaker panel located inside an enclosed electrical box.  PMC believed that the order was issued in error and that the condition did not constitute an imminent danger for a number of reasons, including:  (1) the panel was protected by a closed access door which provides a barrier to personnel walking in the area; (2) only qualified personnel perform work or open the control box; (3) the open panel 220/110 power does not pose an arc hazard; and (4) warning labels were on the outer door.  After considering PMC's arguments, the Mine Safety and Health Administration (“MSHA”) vacated the order on February 17, 2012, thus rescinding the order and rendering it void.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

February 22, 2012	By: /s/ Kenneth L. Wagner
Name: Kenneth L. Wagner
Title: Vice President, Assistant General Counsel and Assistant Secretary